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                                                                     EXHIBIT 15



                LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION

       September 15, 1999

       United HealthCare Corporation:

       We are aware that United HealthCare Corporation has incorporated by reference in this Registration Statement on Form S-8 its Form 10-Q for the quarter ended June 30, 1999, which includes our report dated August 5, 1999, Form 10-Q for the quarter ended March 31, 1999, which includes our report dated May 6, 1999, and Form 10-Q / A's for the quarters ended June 30 and September 30, 1998, which include our reports dated April 22, 1999, covering unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, those reports are not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


       Very truly yours,


       Arthur Andersen LLP